                                                                   EXHIBIT 10.27

April 18, 2000

Genencor International, Inc.
925 Page Mill Road
Palo Alto, CA 94304

Attention:  Michael Arbige, Senior Vice President, Technology

Dear Mr. Arbige:

SUBJECT: Letter Subcontract No. ZCO-0-30017-01 Entitled "Cellulase Cost Reduction for Bioethanol"

This letter subcontract is effective upon execution between the Midwest Research Institute acting through its National Renewable Energy Laboratory Division (hereinafter called "NREL"), and Genencor International, Inc. (hereinafter called the "Subcontractor") whose principal offices are located in Palo Alto, CA.

Midwest Research Institute has entered into Contract No. DE-AC36-99GO10337 with the Department of Energy (hereinafter called "DOE"), an agency of the U.S. Government (hereinafter called the "Government"), for the operation and management of the National Renewable Energy Laboratory. This letter subcontract is entered into in furtherance of the performance of the work provided for in the Prime Contract.

The purpose of this letter subcontract is to allow the Subcontractor to begin work as of the date of execution by NREL on research and development entitled "Cellulase Cost Reduction for Bioethanol." This letter subcontract is written in anticipation of a definitized subcontract. It is expected that this definitized subcontract will be a cost sharing type of subcontract in the amount not to exceed $7,041,444.00. It is agreed by the parties hereto that said total not to exceed amount for the definitized subcontract shall be shared as follows:

        Estimated NREL Share:                     $  5,633,155.00     -    80%
        Estimated Subcontractor Share:            $  1,408,289.00     -    20%
                                                  ---------------         ----
        Total:                                    $  7,041,444.00     -   100%

It is estimated that the allotted amount will cover work under the definitized subcontract through fourteen (14) months. The period of performance under the definitized subcontract shall commence upon the execution date of the letter subcontract and shall he completed fourteen (14) months after such date; provided, however, that this period may be extended for additional periods by mutual written agreement of the parties. This letter subcontract will be in effect only until a definitive subcontract can be put in place. Therefore, this letter subcontract has a period of performance of one hundred eighty (180) days from the effective date (execution date by NREL) and a value not to exceed $3,017,762.00 of allowable and allocable costs. It is agreed by the parties hereto that said not to exceed value of the letter subcontract shall be shared as follows:

Letter Subcontract No. ZCO-0-30017-01
April 18, 2000
Page 2

        Estimated NREL Share:                     $  2,414,209.00     -     80%
        Estimated Subcontractor Share:            $    603,552.00     -     20%
                                                  ---------------          ---
        Total:                                    $  3,017,762.00     -    100%

               This cost sharing formula shall also apply (on the percentage basis shown above) to any increase or decrease in the estimated total cost of subcontract performance, changes under the "Changes" clause and/or terminations under the "Terminations" clause contained in Appendix B.

The following clauses are included in this letter subcontract and are in full force and effect:

A.      EXECUTION AND COMMENCEMENT OF WORK

        The Subcontractor shall indicate acceptance of this letter subcontract by signing three (3) copies of the letter subcontract and returning them to Deborah J. Bullard, Senior Subcontract Administrator, no later than 04/26/00. Upon acceptance by both parties, the Subcontractor shall proceed with performance of the work described in Appendix A, including purchase of necessary materials.

B.      LIMITATION OF NREL LIABILITY

        1. In performing this letter subcontract, the Subcontractor is not authorized to make expenditures or incur obligations exceeding Three Million Seventeen Thousand Seven Hundred Sixty-two Dollars and No Cents ($3,017,762.00), said amount to include the Estimated NREL Share of $2,414,209.00 and Estimated Subcontractor Share of $603,552.00.

        2. The maximum amount for which NREL shall be liable if this letter subcontract is terminated or a definitized subcontract is not completed is Two Million Four Hundred Fourteen Thousand Two Hundred Nine Dollars and No Cents ($2,414,209.00).

        3. The Subcontractor shall be paid for the work conducted under this subcontract in accordance with the clause entitled "Allowable Cost and Payment" contained in Appendix B and the article entitled "Payments of Allowable Costs Before Definitization" in this Letter Subcontract. The Subcontractor is cautioned that, subject to the provisions of the clauses entitled "Limitation of Funds" and "Limitation of Cost" contained in Appendix B, NREL is not obligated to reimburse the Subcontractor for costs incurred in excess of the estimated NREL share set forth.

        4. Pursuant to the clause entitled "Limitation of Funds" in Appendix B, the amount of $1,549,695.00 has been allotted and is available for payment of NREL's estimated share of allowable costs under this subcontract. It is estimated that the allotted amount will cover work under this subcontract through July, 2000.

Letter Subcontract No. ZCO-0-30017-01
April 18, 2000
Page 3


        5. The amount of $1,549,695.00, presently obligated by NREL with respect to this subcontract, may be unilaterally increased by NREL by written notice to the Subcontractor, and may be increased or decreased by written agreement of the parties by formal modification of this subcontract.

        6. The giving of any notice by either party under this Letter Subcontract or the clauses entitled "Limitation of Funds" and "Limitation of Costs" in Appendix B, as applicable, shall not be construed to waive or impair any rights of NREL to terminate this subcontract under the provisions of the termination clause(s) contained in Appendix B.

        7. The "Limitations of Funds" clause contained in Appendix B shall be operable during such time that NREL incrementally allots additional funds to this subcontract as set forth above. (The Limitations of Cost clause shall be inoperable during such time.)

        8. The "Limitations of Cost" clause contained in Appendix B shall become operable at such time that NREL allots to this subcontract an amount equal to the total estimated NREL cost share set forth above. (The Limitations of Funds clause shall be inoperable at such time.)

C.      SUBCONTRACT DEFINITIZATION

        1. A cost sharing definitized subcontract is contemplated. The Subcontractor agrees to begin promptly negotiating with the Subcontract Administrator the terms of a definitized subcontract that will include:

                a.      (1)     Request for approval by the Department of Energy
                                Chicago Patent Office to include the EPAct clause in definitized subcontract;

                        (2) Request for approval by the Department of Energy Chicago Patent Office of the Patent Waiver Application;

                        (3)     Completion of audit requirements; and,

                        (4) Supplemental funding that may become available on behalf of NREL for purchase of additional capital equipment and the treatment of "Government Property" in accordance with the "Government Property" clause of Appendix B.

                b. The following appendices which also apply to the work done under this letter subcontract, except payment shall be governed by Paragraph D of this letter subcontract:

                        (1)     Appendix A, Statement of Work, dated 03/30/00;

Letter Subcontract No. ZCO-0-30017-01
April 18, 2000
Page 4


                        (2) Appendix B-1, Standard Terms and Conditions for a Cost Sharing Subcontract, dated 05/10/99;

                        (3) Appendix C-1 Intellectual Property Provisions for a Large Business, dated 10/22/98;

                        (4) Appendix D-1, Clauses for Subcontracts in Excess of $500,000, dated 05/10/99; and,

                        (5) Appendix E, NREL Approved Travel Policies, dated 03/09/00.

                a. All clauses required by law on the date of execution of the definitive subcontract, and,

                c. Any other mutually agreeable clauses, terms, and conditions. If determined necessary by the Subcontract Administrator, the Subcontractor agrees to submit a revised proposal and cost or pricing data supporting its proposal.

        2. The schedule for definitizing this letter subcontract is as follows:

                      Begin Negotiations of the Definitized Subcontract:
                                                                        05/15/00
                      Certificate of Current Cost or Pricing Data:
                                                              Upon Completion of
                                                                    Negotiations
                      Execute Definitized Subcontract:                  10/31/00

        3. If agreement on a definitized subcontract to supersede this letter subcontract is not reached by the target date in Paragraph 2 above, or within any extension granted by NREL, the Subcontract Administrator may, with the approval of the Subcontracts Team Lead, determine a reasonable cost in accordance with Subpart 15.8 and Part 31 of the Federal Acquisition Regulation (FAR), as supplemented by Part 931 of the Department of Energy Acquisition Regulation (DEAR), subject to Subcontractor appeal as provided in the Disputes clause of Appendix B-1. In any event, the Subcontractor shall proceed with completion of the letter subcontract, subject only to the Limitation of NREL Liability clause.

                a. In the event agreement on a definitized subcontract is not reached, and after the Subcontract Administrator's determination of cost, the subcontract shall be governed by:

                        (1)     Appendix A, Statement of Work, dated 03/30/00;

                        (2) Appendix B-1, Standard Terms and Conditions for a Cost Sharing, dated 05/10/99;

                        (3) Appendix C-1, Intellectual Property Provisions for a Large Business, dated 10/22/98;

Letter Subcontract No. ZCO-0-30017-01
April 18, 2000
Page 5


                        (4) Appendix D-1, Clauses for Subcontracts in Excess of $500,000, dated 05/10/99; and,

                        (5) Appendix E, NREL Approved Travel Policies, dated 03/09/00.

                b. All clauses required by law as of the date of the Subcontract Administrator's determination; and

                c. Any other clauses, terms and conditions mutually agreed upon.

                d. To the extent consistent with Subparagraph 3.a. above, all clauses, terms and conditions included in this letter subcontract shall continue in effect, except those that by their nature apply only to a letter subcontract.

D.      PAYMENTS OF ALLOWABLE COSTS BEFORE DEFINITIZATION

        1. Reimbursement rate. Pending the placing of the definitized subcontract referred to in this letter subcontract, NREL shall promptly reimburse the Subcontractor for all allowable costs under this letter subcontract at the following rates:

                a. One hundred percent (100%) of approved costs representing progress payments to lower-tier subcontractors under fixed-price subcontracts; provided, that NREL's payments to the Subcontractor shall not exceed eighty percent (80%) of the allowable costs of those lower-tier subcontractors.

                b. One hundred percent (100%) of approved costs representing cost reimbursement lower-tier subcontracts; provided, that NREL's payments to the Subcontractor shall not exceed eighty-five percent (85%) of the allowable costs of those lower-tier subcontractors.

                c.      Eighty-five percent (85%) of all other approved costs.

        2. Limitation of Reimbursement. To determine the amounts payable to the Subcontractor under this letter subcontract, the Subcontract Administrator shall determine allowable costs in accordance with the applicable cost principles in Part 31 of the FAR as supplemented by Part 931 of the DEAR. The total reimbursement made under this paragraph shall not exceed eighty-five percent (85%) of the maximum amount of NREL's liability, as stated in this letter subcontract.

        3. Invoicing. Payments shall be made promptly to the Subcontractor when requested as work progresses but (except for small business concerns) not more often than every two weeks, in amounts approved by the Subcontract Administrator. The Subcontractor may submit to an authorized representative of the Subcontract Administrator, in such form and reasonable detail as the representative may

Letter Subcontract No. ZCO-0-30017-01
April 18, 2000
Page 6


                require, an invoice in an ORIGINAL AND ONE (1) COPY, supported by a statement of the claimed allowable cost incurred by the Subcontractor in the performance of this letter subcontract.

                Each invoice shall indicate the current and cumulative costs incurred broken down by cost categories (cost elements). The cost category for lower-tier subcontracts shall indicate the total costs incurred for each lower-tier subcontract.

                An authorized official of the Subcontractor shall sign the following certification on each invoice submitted for payment:

                        "I certify that this invoice is correct and proper for payment, and reimbursement for these costs has not and will not be received under any other Government contract or subcontract or other source of Government funds.

                        -----------------------------        ----------------
                        Authorized Official                        Date"

        4. Allowable Costs. For the purpose of determining allowable costs, the term "costs" includes:

                a. Those recorded costs that result, at the time of the request for reimbursement, from payment by cash, check, or other form of actual payment for items or services purchased directly for the subcontract;

                b. When the Subcontractor is not delinquent in payment of costs of letter subcontract performance in the ordinary course of business, costs incurred, but not necessarily paid, for:

                        (1) Materials issued from the Subcontractor's stores inventory and placed in the production process for use on the subcontract;

                        (2)     Direct labor;

                        (3)     Direct travel;

                        (4)     Other direct in-house costs; and

                        (5) Properly allocable and allowable indirect costs as shown on the records maintained by the Subcontractor for purposes of obtaining reimbursement under Government contracts or subcontracts; and

                c. The amount of progress payments that have been paid to the Subcontractor's lower-tier subcontractors under similar cost standards.

Letter Subcontract No. ZCO-0-30017-01
April 18, 2000
Page 7


        5. Small Business Concerns. A small business concern may receive more frequent payments than every two weeks and may invoice and be paid for recorded costs for items or services purchased directly for the subcontract, even though it has not yet paid for such items or services.

        6. Audit. At any time before final payment, the Subcontract Administrator may have the Subcontractor's invoices and statements of costs audited. Any payment may be (a) reduced by any amounts found by the Subcontract Administrator not to constitute allowable costs, or (b) adjusted for overpayments or underpayments made on preceding invoices.

E.      [Not Used]

F.      CAPITAL EQUIPMENT ACQUISITIONS, ACCOUNTABILITY, REPORTING AND
        INVENTORIES

        1. The estimated cost set forth in Article 3 includes $49,695.00 for capital equipment acquisitions on behalf of NREL with title vesting in the Government. These funds are set aside specifically for the acquisition of the capital equipment shown below and may not be used for any other purpose. In addition, NREL shall not be obligated to reimburse the Subcontractor for costs incurred for capital equipment acquisitions which are in excess of the total amount specified in this article. In accordance with "Lower-Tier Subcontracts" clause of Appendix B, advance notification for the purchase of any equipment in excess of $5,000, except as approved hereunder, is required. Advance notification is not required prior to the actual purchase of the following capital equipment in that this equipment is approved as part of this award:

               Equipment Description                                                Value
               ---------------------                                             ----------
               SGI Octane/MXE Work Station, Model #WT5-2P300MXE18,               $49,695.00
                       and Accessories

                       Total Amount:                                             $49,695.00

        2. The Subcontractor shall treat all Government property in accordance with the "Government Property" clause of Appendix B and other requirements as contained in this subcontract.

        3. The Subcontractor shall submit supporting documentation in accordance with the article entitled "Invoices," for all property acquired under this subcontract, affix the property identification tags to all Government property acquired upon receipt from NREL, comply with all reporting requirements requested by NREL or the Government, and conduct an annual physical inventory of all Government property under this subcontract. The annual physical inventory shall be conducted by the Subcontractor based on the Government's fiscal year (October 1 through

Letter Subcontract No. ZCO-0-30017-01
April 18, 2000
Page 8


                September 30) or a portion thereof covered by the subcontract's period of performance. The Subcontractor shall accomplish this annual physical inventory and submit the annual physical inventory report on or before October 31 of each year covered by the subcontract's period of performance and submit a final physical inventory report within thirty (30) days after completion of the subcontract. The report(s) shall be submitted on NREL's form entitled "Government Property Inventory & Certification" in accordance with the instructions contained in the form in an original and one (1) copy to the Subcontract Administrator. This form shall be sent to the Subcontractor with the fully executed copy of the subcontract.

G.      ORDER OF PRECEDENCE

        Any inconsistency in this letter subcontract, shall be resolved by giving precedence in the following order:

        1.      This Letter Subcontract Schedule;

        2.      Statement of Work (Appendix A);

        3.      Standard Terms and Conditions (Appendix B-1);

        4.      Intellectual Property Provisions (Appendix C-1);

        5.      Clauses for Subcontracts in Excess of $500,000 (Appendix D-1);

        6.      NREL Approved Travel Policies (Appendix E);

        7. Other provisions of this letter subcontract whether incorporated by reference or otherwise; and,

        8. The Subcontractor's technical proposal, if incorporated in this letter subcontract by reference or otherwise.

H.      LETTER SUBCONTRACT ADMINISTRATION RESPONSIBILITIES

        1. Signature Authority: This subcontract may only be modified by a formal modification signed by an authorized official of NREL.

        2. Subcontract Administration Responsibilities: The authorized official of NREL has designated Deborah J. Bullard, as the Subcontract Administrator for this subcontract with the responsibilities for subcontract administration and negotiation of any modifications to this subcontract. The Subcontract Administrator's telephone number is (303) 384-6876.

Letter Subcontract No. ZCO-0-30017-01
April 18, 2000
Page 9


        3. Technical Monitoring Responsibilities: The authorized official of NREL has designated Mike Himmel, as the Technical Monitor for this subcontract with the responsibilities of monitoring the technical work or services to be performed under this subcontract. The Technical Monitor does not have the authority to make any commitments or authorize any changes which may affect the subcontract's cost, scope of work, terms, or conditions. Any such changes shall be referred to the Subcontract Administrator designated in Paragraph B above. The Technical Monitor's telephone number is (303) 384-7756.

I.      KEY PERSONNEL

        1. It having been determined that the individuals, whose names appear below, are necessary for the successful performance of this subcontract, the Subcontractor agrees to assign or have assigned such individuals to the performance of the work under this subcontract and shall not reassign or remove any of them without the consent of the Subcontract Administrator by modification to this subcontract:

                Name                  Project Title              Telephone No.
                ----                  -------------              -------------
                Colin Mitchinson      Principal Investigator     (650) 846-5853

        2. Whenever, for any reason, one or more of the designated key personnel designated above, is unavailable for assignment for work under this subcontract, the Subcontractor shall, with the approval of the Subcontract Administrator, replace such individual with an individual of substantially equal abilities and qualifications.

J.      RIGHTS TO PROPOSAL DATA

        Except for technical data contained on the pages identified below of the subcontractor's proposal dated 01/26/00, and any revisions thereof, which are asserted by the Subcontractor as being proprietary data, it is agreed that, as a condition of the award of this subcontract, and notwithstanding the provisions of any notice appearing on the proposal, the Government and NREL shall have the right to use, duplicate, disclose and have others do so for any purpose whatsoever, the technical data contained in the proposal upon which this subcontract is based.

        Technical Proposal's Page and Line Numbers

        Representations and Certifications, Page 17, Item 16, Intellectual Property, Paragraph A, Subparagraph a., Rights in Proposal Data, Lines identifying "the following identified technical data in Volume 1 is proprietary," and Page 18, Item 16, Intellectual Property, Paragraph A, Subparagraph a., Rights in Proposal Data , Lines identifying "all pages in volume 2."

Letter Subcontract No. ZCO-0-30017-01
April 18, 2000
Page 10


        Representations and Certifications, Pages 19 through 22, Paragraph C., Identification of Technical Data which is Proprietary, Subparagraph (1), Proprietary Data, Lines identifying "the following information and technology is considered proprietary data."

IN WITNESS WHEREOF, the parties hereto have executed this letter subcontract effective as of the date executed by NREL below.

Sincerely,




Deborah J. Bullard
Senior Subcontract Administrator

ACCEPTED:  GENENCOR INTERNATIONAL, INC.       AUTHORIZED:  MIDWEST RESEARCH
                                              INSTITUTE NATIONAL RENEWABLE
                                              ENERGY LABORATORY DIVISION

BY:     /s/  Michael V. Arbige                BY:    /s/  Daniel J. Cornell
        ---------------------------------            ---------------------------
NAME:   Michael V. Arbige                     NAME:  Daniel J. Cornell
        ---------------------------------            ---------------------------
TITLE:  Sr. V.P. Technology                   TITLE: Director, Contracts
        ---------------------------------            ---------------------------
DATE:   4-25-00                               DATE:  4/27/00
        ---------------------------------            ---------------------------

                                   APPENDIX A

                                STATEMENT OF WORK

                     CELLULASE COST REDUCTION FOR BIOETHANOL

                                 March 30, 2000

OVERVIEW

The Department of Energy's (DOE) Office of Fuels Development Biofuels Program has determined that the realization of a more economic process for the conversion of low-value biomass to sugars and ethanol is dependent on the availability of low cost cellulase enzyme. Encouragingly, reverse income analysis of biomass market segments for enzymatic cellulose hydrolysis indicates potentially large cellulase markets. Thus, low cost, effective cellulase enzyme systems are required to enable this important nascent industry.

The Biofuels Program recently conducted a multi-disciplinary evaluation of cellulase production for the program's near and mid-term goals. The information collected indicated that cellulase enzyme suitable for biomass hydrolysis is available, but the cost is not economical. Recent Biofuels Program estimates (Hettenhaus, 1997) for the cost of purchased cellulase enzyme, 45 cents per gallon ethanol produced, are still too costly for economic enzymatic hydrolysis. Therefore, reduction in the cost of cellulase preparations to about 5 to 10 cents per gallon ethanol for purchased enzyme is required to enable the biomass sugar and ethanol industry.

BACKGROUND

Low-cost high specific activity cellulases have been a primary objective in the biomass-to-ethanol forum. NREL process-engineering projections indicate that purchase of cellulase enzyme for under 10 cents per gallon can help to move ethanol production costs to less than 90 cents per gallon at the 2,000 ton per day scale. Operation at the 5,000 ton per day scale would further reduce the ethanol production costs to less than 75 cents per gallon, assuming the lower cost for enzyme. Developing a proprietary process for economic conversion appears to be an attractive opportunity due to the market size for ethanol, measured in hundreds of millions to billions of dollars. A focused effort to commercialize the enzyme hydrolysis of "high potential," low cost feedstock provides the best scenario for short-term success. These feedstocks include bagasse, rice straw, corn stover and corn fiber.

The goal of the Biofuels Program is to reduce cellulase costs by about ten-fold to the 5 to 10 cents per gallon of ethanol range. This scope of work shall be directed at achieving this metric.

SCOPE OF WORK

Achieving the NREL goal of cellulase cost in the 5 to 10 cents per gallon of ethanol range is a complex and difficult task. Subcontractor's success in reaching this goal requires a tightly coordinated multi-disciplinary effort that integrates all of the following:

        The discovery of novel cellulolytic activities

        Protein engineering (directed evolution, structural analysis, high-throughput protein mutagenesis, etc.

        Overall production technology (expression systems, fermentation, recovery, formulation, and manufacturing)

        Access to an established manufacturing position

Subcontractor shall execute the first year of a multi-year effort required to reach the NREL goal by performing the following tasks.

TASK 1         DEVELOP TECHNICAL PLAN

Subcontractor shall provide a Technical Plan for NREL's review and approval. The Technical Plan shall clearly identify the objectives and goals of the test program and define the sequence of activities required to achieve the ten-fold improvement in cellulase enzyme cost. The first 14 months of the Technical Plan shall be described in detail. Less detail for the remaining plan to reach the NREL goal is acceptable. The Technical Plan shall define the criteria for determining success in achieving the ten-fold cost reduction goal.

The Technical Plan shall address the two primary issues that must be addressed to achieve a ten-fold improvement in cellulase performance economics:

        1. Reducing the per gram cost of the proteins, i.e. reducing the fermentation costs and increasing the yield of protein.

        2.      Increasing the performance per gram of protein.

The project goal can be met with significant improvements in both production economics and specific performance. The Technical Plan shall address the following cellulase improvement activities:

        Enzyme Expression:
               Choice of organism
               Regulation of expression
               Lactose replacement
               Glucose depression
               Genomics

        Enzyme Specific Performance
               Novel cellulolytic activities
               Enzyme discovery
               Generation of diversity
               Protein engineering
               Assays and screens

        Enzyme Production Process:
               Host engineering
               Fermentation process development
               Breakthrough production economics
               Product recovery

               Manufacturing economics of scale

The Technical Plan shall also clearly identify the type and amount of enzyme samples to be produced and the date the samples are to be delivered to NREL for evaluation.

Task 1 Deliverable: Technical Plan for achieving ten-fold cellulase enzyme cost reduction. Due 4 weeks after subcontract award.

TASK 2         CARRYOUT TECHNICAL PLAN

After approval of the Technical Plan by the NREL Technical Monitor, Subcontractor shall perform the portion of the Technical Plan covered under the initial period of performance of the subcontract.

Task 2 Deliverable: See "Reporting Requirements" section below.

TASK 3         PROJECT REVIEW MEETINGS

Subcontractor shall arrange and conduct review meetings with the NREL Technical Monitor and other NREL personnel as required, to present project research updates. These review meetings shall be scheduled at four, eight, and twelve months after the subcontract has been awarded. Subcontractor shall prepare an agenda at least one week prior to each review meeting and submit review meeting minutes to NREL four weeks after each meeting.

Task 3 Deliverables: Project review meeting agendas due one week prior to each meeting. Project review meeting minutes, due 5, 9, and 13 months after subcontract award.

REPORTING REQUIREMENTS

In addition to the deliverables listed above, the Subcontractor shall prepare and submit the following reports to the NREL Technical Monitor and Subcontract Administrator. All deliverables shall be submitted in both hard copies and electronic files (see below). Distribution shall be as specified below.

A. SUBCONTRACT MANAGEMENT SUMMARY REPORT (SMRS): An initial SMSR detailing financial and manpower plans broken down for each task, giving the summary of project costs to date and planned or projects costs over the life of the project shall be sent at the time of Subcontractor's signature of the subcontract. This initial SMSR shall be the cost plan for the subcontract. Thereafter, two copies of the monthly SMSR shall be sent to the NREL Contracts and Business Services Associate on or before the 15th day after the end of each month. This report may be submitted using NREL Form 619AA or an alternative format that conveys this same information. The Subcontractor shall be responsible for accurately completing (including costs and overheads), signing and submitting this report.

B. BI-MONTHLY PROJECT STATUS REPORT (non-confidential): A bi-monthly report (every 2 months) to communicate to NREL an assessment of subcontract status, to explain variances and problems, and to discuss any other areas of concern or achievements. This report should be one or two pages written in a letter format with emphasis placed on the status and a description of the progress. Subcontractor's intellectual property or confidential information shall not be included in this report. This report is due fifteen days after the completion of the first month of the subcontract and every other month thereafter.

C. BI-MONTHLY TECHNICAL PROGRESS REPORT (may include confidential information): A bi-monthly report (every 2 months) to communicate to NREL the technical progress of the project. The Technical Progress report shall include detailed descriptions and results of the previous two months activities. This report should be written in a format suitable for the technical information to be conveyed with emphasis placed on the technical and experimental results and progress towards the project goals. Subcontractor's intellectual property or confidential information shall be included in this report only to the extent required to convey the technical results and progress of the project. This report is due fifteen days after the completion of the second month of the subcontract and every other month thereafter.

D. COPIES OF ANY TECHNICAL PAPERS OR PRESENTATIONS: The Subcontractor shall provide copies of all papers or presentation materials for activities relating to the work supported through this subcontract.

E. FINAL TECHNICAL REPORT: A formal, structured technical report which describes all significant work performed during the entire subcontract. A draft Final Technical Report is due on or before forty-five days prior to the completion date for this subcontract. The Subcontractor shall make corrections or revisions per NREL direction upon receipt of the revisions. The Final Technical Report is due on or before fifteen days after receipt of NREL's recommendations for revisions or approval.

GUIDELINES FOR ELECTRONIC SUBCONTRACT DOCUMENTATION FILES

        It is NREL's intention to make the reports from this subcontract available on the NREL internal Intranet. Therefore, all reporting deliverables (status reports, draft final reports, or final reports) must be supplied as electronic files. All submissions shall be delivered to NREL on PC readable CD's, formatted floppy disks or by email to the NREL Technical Monitor and the NREL Subcontract Administrator. The only exception to this will be legible hand calculations and vendor quotes. Those can be supplied as hard copies only. It should be made clear in the letter of transmittal that certain documents are supplied in hard copy only.

        The preferred format is ONE file which includes all of the text, figures, illustrations and photographs (e.g. photographs shall have been scanned and incorporated in the text) in Adobe Acrobat Portable Document Format (.pdf). The following file formats are also acceptable:

               Microsoft Word (v.97 or older for PC)
               Microsoft Excel (v.97 or older for PC) for data tables

        If it is not possible to include all of the graphics (figures, illustrations and photographs) in the same file as the text, NREL shall accept the text in one of the above formats (MS Word or Adobe Acrobat) and the graphics as separate electronic image files. The resolution of the graphics must be 100 dpi to 300 dpi. The acceptable graphics file formats are:

               Standard pcx, gif or jpeg
               Microsoft Powerpoint
               Microsoft Excel (v.97 or older for PC) for graphics

        In the rare case that the graphics cannot be supplied electronically, either incorporated with the text or as a separate electronic file, ORIGINAL hard copies will be accepted.

        Completed release forms (attached) shall be supplied to NREL with all photographs whether they are delivered to NREL electronically or in hard copy.

        All deliverables shall have the subcontractor's name, and subcontract number contained in a header in each document submitted. These items shall also appear in the cover letter.

OTHER ELECTRONIC SUBMITTALS

        For all calculations in support of this contract conducted in ASPEN+ an electronic copy of INPUT, REPORT and BACKUP (if Model Manager is used) must be submitted with all reports. Additionally, if costing or sizing (no process calculations (heat and material balances) in spreadsheet format are allowed) calculations are conducted in a spreadsheet, a copy of the fully documented MS Excel file should be supplied. All other calculations must be supplied electronically per the requirements in section VI. Note that vendor quotes and other non-original material can be supplied in hard-copy.

REPORT DISTRIBUTION

One copy of all deliverables shall be sent to the NREL Technical Monitor:

               National Renewable Energy Laboratory
               Attn:  Dr. Michael Himmel, MS 3323
               1617 Cole Blvd.
               Golden, CO 80401-3393

One copy of all deliverables shall be sent to the NREL Contracts and Business Services Associate:

               National Renewable Energy Laboratory
               Attn:  Pat Weitzel, MS 1632
               1617 Cole Blvd.
               Golden, CO 80401-3393